A.A.P.L. FORM 610-1982

                         MODEL FORM OPERATING AGREEMENT










                              OPERATING AGREEMENT

                                     DATED

                                August 1st, 2008
                                            ____
                                            Year



OPERATOR Petrohawk Operating Company
         _______________________________________________________________________

CONTRACT AREA___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

COUNTY OR PARISH OF DeSoto Parish                             STATE OF Louisiana
                    ________________________________________           _________



COPYRIGHT 1982 - ALL RIGHTS
RESERVED AMERICAN ASSOCIATION
OF PETROLEUM LANDMEN. 4100
FOSSIL CREEK BLVD., FORT WORTH,
TEXAS, 76137-2791, APPROVED FORM.
A.A.P.L. NO. 610 - 1982 REVISED


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           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                               TABLE OF CONTENTS


ARTICLE                            TITLE                                    PAGE

I.    DEFINITIONS.............................................................1
II.   EXHIBITS................................................................1
III.  INTERESTS OF PARTIES....................................................2
      A. OIL AND GAS INTERESTS................................................2
      B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION.........................2
      C. EXCESS ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS............2
      D. SUBSEQUENTLY CREATED INTERESTS.......................................2
IV. TITLES....................................................................2
      A. TITLE EXAMINATION..................................................2-3
      B. LOSS OF TITLE........................................................3
         1. Failure of Title..................................................3
         2. Loss by Non-Payment or Erroneous Payment of Amount Due............3
         3. Other Losses......................................................3
V. OPERATOR...................................................................4
      A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR.........................4
      B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR........4
         1. Resignation or Removal of Operator................................4
         2. Selection of Successor Operator...................................4
      C. EMPLOYEES............................................................4
      D. DRILLING CONTRACTS...................................................4
VI. DRILLING AND DEVELOPMENT..................................................4
      A. INITIAL WELL.......................................................4-5
      B. SUBSEQUENT OPERATIONS................................................5
         1. Proposed Operations...............................................5
         2. Operations by Less than All Parties...........................5-6-7
         3. Stand-By Time.....................................................7
         4. Sidetracking......................................................7
      C. TAKING PRODUCTION IN KIND............................................7
      D. ACCESS TO CONTRACT AREA AND INFORMATION..............................8
      E. ABANDONMENT OF WELLS.................................................8
         1. Abandonment of Dry Holes..........................................8
         2. Abandonment of Wells that have Produced.........................8-9
         3. Abandonment of Non-Consent Operations.............................9
VII. EXPENDITURES AND LIABILITY OF PARTIES....................................9
      A. LIABILITY OF PARTIES.................................................9
      B. LIENS AND PAYMENT DEFAULTS...........................................9
      C. PAYMENTS AND ACCOUNTING..............................................9
      D. LIMITATION OF EXPENDITURES........................................9-10
         1. Drill or Deepen................................................9-10
         2. Rework or Plug Back..............................................10
         3. Other Operations.................................................10
      E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES................10
      F. TAXES...............................................................10
      G. INSURANCE...........................................................11
VIII. ACQUISITION. MAINTENANCE OR TRANSFER OF INTEREST.......................11
      A. SURRENDER OF LEASES.................................................11
      B. RENEWAL OR EXTENSION OF LEASES......................................11
      C. ACREAGE OR CASH CONTRIBUTIONS...................................11 -12
      D. MAINTENANCE OF UNIFORM INTEREST.....................................12
      E. WAIVER OF RIGHTS TO PARTITION.......................................12
      F. PREFERENTIAL RIGHT TO PURCHASE......................................12
IX.   INTERNAL REVENUE CODE ELECTION.........................................12
X.    CLAIMS AND LAWSUITS....................................................13
XI.   FORCE MAJEURE..........................................................13
XII.  NOTICES................................................................13
XIII. TERM OF AGREEMENT......................................................13
XIV.  COMPLIANCE WITH LAWS AND REGULATIONS...................................14
      A. LAWS, REGULATIONS AND ORDERS........................................14
      B. GOVERNING LAW.......................................................14
      C. REGULATORY AGENCIES.................................................14
XV.   OTHER PROVISIONS.......................................................14
XVI.  MISCELLANEOUS..........................................................15

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           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                              OPERATING AGREEMENT


THIS AGREEMENT, entered into by and between PETROHAWK OPERATING COMPANY, hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".

                                  WITNESSETH:

     WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided.

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically staled.

     B. The terms "oil and gas lease", "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".

     E. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

     F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.

     G. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

                                  ARTICLE II.

                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

     A. Exhibit "A", shall include the following information:

          (1)  Identification of lands subject to this agreement.

          (2)  Restrictions, if any, as to depths, formations, or substances,

          (3)  Percentages or fractional interests of parties to this agreement

          (4) Oil and gas leases and/or oil and gas interest; subject to this agreement,

          (5)  Addresses of parties for notice purposes.

     C. Exhibit "C", Accounting Procedure.

     D. Exhibit "D", Insurance.

     E. Exhibit "E", Gas Balancing Agreement

     F. Exhibit "F", Non-Discrimination and Certification of Non-Segregated Facilities.

     If  any  provision  of  any  exhibit  except   Exhibits  "E"  and  "G",  is
inconsistent with any provision contained in the body of this agreement the provisions in the body of this agreement shall prevail.

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           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                       ARTICLE III. INTERESTS OF PARTIES


     B. Interests of Parties in Costs and Production:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A". In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of See Below * which shall be borne as hereinafter set forth. * all jointly borne royalties, overriding royalties and burdens payable from the production proceeds

     Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other panics free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article 1I1.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

     C. Excess Royalties, Overriding Royalties and Other Payments:

     Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in
Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

     D. Subsequently Created Interests:

     If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit "A", or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as "subsequently created interest" irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

          1. If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and.

          2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.


                                  ARTICLE IV.

                                     TITLES


     A. Title Examination:

     Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

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            A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE IV
                                    continued


     [X] Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royally opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing. Cost incurred in securing governmental orders including fees paid to outside attorneys or consultants will be charged to the parties in the same manner.

     No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and title has been accepted by all of the parties who are to participate in the drilling of the well.

     B. Loss of Title:

          3. Other Losses: All losses incurred, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

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           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE V.

                                    OPERATOR


A.  Designation  and Responsibilities of Operator

PETROHAWK OPERATING COMPANY shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall 10 have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:


     1. RESIGNATION OR REMOVAL OF OPERATOR: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of one(1) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days alter the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. SELECTION OF SUCCESSOR OPERATOR: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of one(1) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of one(1) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C. Employees:

     The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D. Drilling Contracts:

     All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who arc doing work of a similar nature.

                                  ARTICLE VI.

                            DRILLING AND DEVELOPMENT

A. Initial Well:

     On or before the 30th day of September, 2008, Operator shall commence the drilling of a well for oil and gas at the following location:

     Section 11, Township 13 North Range 14 West, DeSoto Parish. Louisiana and shall thereafter continue the drilling of the well with due diligence to a depth below 10,360 feet as identified in Exhibit A unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is encountered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

     Operator may make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.

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           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE VI
                                   continued


     If, in Operator's judgment, the well will not produce oil or gas in paying quantities, and it wishes to plug and abandon the well as a dry hole, the provisions of Article VIE. 1. shall thereafter apply.

B. Subsequent Operations:

     1. PROPOSED OPERATIONS: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article Vl.A., or to rework, deepen complete or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen complete or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether then elect to participate in the cost of the proposed operation and to pay their proportionate share of the cost of such operation. It a drilling rig is on location, notice of a proposal to rework, plug back complete or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, inclusive of Saturday, Sunday, and legal holidays and to pay their proportionate share of the cost of such operation. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

     If all parties elect to participate in such a proposed operation. Operator shall, within ninety (90) days alter expiration of the notice period of thirty
(30) days (or as promptly as possible  after the  expiration of the  forty-eight
(48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all par- tics hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XL if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.


     2. OPERATIONS BY LESS THAN ALL PARTIES: If any party receiving such notice as provided in Article VI.B.l. or VII.D.l. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VLB.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate part of Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision. *

* Notwithstanding the forgoing, an election by a consenting parry under this paragraph to acquire its proportionate share of such Non-consenting Parties' Interest requires such Party to tender to the Operator its proportionate share of such Non-Consenting Parties' Interest requires such Party to tender to the Operator its proportionate share of the estimated cost attributable to such Non Consenting Parties' Interest

     The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceeding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense.** If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

** provided, however, the Non-Consenting Parties that participated in the drilling, reworking, recomputing, deepening or sidetracking of the well shall remain liable for and shall pay their proportionate share of the cost of plugging and abandoning of the well and the restoration of the surface insofar as these costs were not increased by the subsequent operations of the Consenting Parties

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           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE VI
                                   continued


and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, recompleting deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value (hereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

     (a) 200% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 200% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (b) 500 % of that portion of the costs and expenses of drilling, reworking, recompleting, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VII.C. and 500% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VLB. shall be applicable as between said Consenting Parties in said well.

     During  the  period of time  Consenting  Parties  are  entitled  to receive
Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

     In the case of any reworking, recompleting plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, recompleting plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, recompleting and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each quarter thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding quarter. In determining the quantity of oil and gas produced during any month. Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE VI
                                   continued


     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it. and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining. thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, completing reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

     Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern and complies with State spacing and location regulations for such source of supply.

     The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.I. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production. ceases to produce in paying quantities.

     3. STAND-BY TIME: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, standby costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article V1.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     4. SIDETRACKING; Except as hereinafter provided, those provisions of this agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

     (a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

     (b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's solvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

     In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, inclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C.   TAKING PRODUCTION IN KIND):

     Each party shall have the right take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE VI
                                   continued


required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area. and. except as provided in Article Vll.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

     In the event any party shall fail to make the arrangements necessary to lake in kind or separately dispose of its proportionate share of the oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

     In the event one or more parties fails to take in kind or market its proportionate share of gas production or one or more parties' separate disposition of its share of the gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E", or is a separate agreement.

D.   Access to Contract Area and Information:

     Each participating party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the participating parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information.

E.   Abandonment of Wells:

     1. ABANDONMENT OF DRY HOLES: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry' hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VLB.

     2. ABANDONMENT OF WELLS THAT HAVE PRODUCED: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (I) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

* Failure to timely respond to any notice to plug and abandon a well or /one shall he deemed consent to the proposed plugging and abandoning

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE VI
                                   continued


"B". The assignments or leases so limited shall encompass the "drilling unit" or proration unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. ABANDONMENT OF NON-CONSENT OPERATIONS: The provisions of Article VI.E.l. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles: provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

                                  ARTICLE VII.

                      EXPENDITURES AND LIABILITY OF PARTIES

A.    Liability of Parties:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.    Liens and Payment Defaults:

     Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit "C". To the extent that Operator has a security interest under the Uniform Commercial
Code of the suite, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense. Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator's share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.

     If any party  fails or is unable to pay its share of expense  within  sixty
(60) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.

C.   Payments and Accounting:

     Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Limitation of Expenditures:

I. DRILL OR DEEPEN: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                  ARTICLE VIII
                                   continued


[X] Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth or completed the horizontal lateral, and all tests have been completed, and the results thereof furnished to the participating parties. Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase "reworking, deepening or plugging back" as contained in Article VI.B.2. shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties.

     2. REWORK OR PLUG BACK: Without the consent of all participating parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

     3. OTHER OPERATIONS: Without the consent of participating all parties. Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty - Five Thousand Dollars ($25,000.00) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire. Hood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion arc required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty- Five Thousand Dollars ($25,000.00) but less than the amount first set forth above in this paragraph.

E.    Rentals, Shut-in Well Payments and Minimum Royalties:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid or caused to be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of to failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article 1V.B.3.3

     Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.   Taxes:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all properly subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, (he reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings. Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined. Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit *'C".

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                  ARTICLE VII
                                   continued


G.   Insurance:

     At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the slate where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D", attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile public liability insurance is specified in said Exhibit "D", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                 ARTICLE VIII.

                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST


A. Surrender of Leases:

     The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole 18 or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto. and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the hitter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement, but shall be subject to an operating agreement identical to this one modified only to reflect the ownership of the acquiring parties and their respective interest.

B.   Renewal or Extension of Leases:

     If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties who participate in the ownership of the lease being renewed shall be notified promptly, and shall have the right for a period of fifteen (15) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

     If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

     Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

     The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

     The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C. Acreage or Cash Contributions:

     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                  ARTICLE VIII
                                   continued


it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VTII.C.

D.    Maintenance of Uniform Interests:

     For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

     1. the entire interest of the party in all leases and equipment and production; or

     2. an equal undivided interest in all leases and equipment and production in the Contract Area.

     Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

     If, at any time the interest of any party is divided among and owned by four or more co-owners. Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.  Waiver  of  Rights to Partition:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.


                                  ARTICLE IX.

                         INTERNAL REVENUE CODE ELECTION

     This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income lax purposes, this agreement and the operations hereunder are regarded as a partnership, each part)' hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income lax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party stales that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                   ARTICLE X.

                              CLAIMS AND LAWSUITS


     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00 ) and if the payment is in complete settlement of such claim or suit If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this agreement shall be treated as a 1J claim or suite against all parties.


                                  ARTICLE XI.
                                 FORCE MAJEURE

     If any party is rendered unable, wholly or in part by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

     The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

                                  ARTICLE XII.
                                    NOTICES

     All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to lime, by giving written notice thereof to all other parties.

                                  ARTICLE XIII.
                                TERM OF AGREEMENT


     This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

[X] Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area whether by production, extension, renewal, or otherwise.

     It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                  ARTICLE XIV.

                      COMPLIANCE WITH LAWS AND REGULATIONS


A. Laws, Regulations and Orders:

     This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

     This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state or Texas shall govern.

C. Regulatory Agencies:

     Nothing herein contained shall grant, or be construed to grant. Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

     Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act 34 of 1980", as same may be amended from time to time ("Act"), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

                                  ARTICLE XV.

                                OTHER PROVISIONS


                     SEE ATTACHED FOR ARTICLE XV PROVISIONS

           A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                                  ARTICLE XVI.

                                 MISCELLANEOUS

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

     IN WITNESS WHEREOF, this agreement shall be effective as of 1st day of August, (year) 2008

     Petrohawk Operating Company, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and with the exception listed below, is identical to the AAPL Form 610-1982 Model Form Operating Agreement, as published in diskette form by Forms On-A-Disk. Inc. No changes, alterations, or modifications, other than those in Articles XV and the inserts that are included between the form lines or at the end of certain paragraphs, have been made to the form.


                                    OPERATOR

WHITNESSES                          OPERATOR:

                                    Petrohawk Operating Company


                                    By: /s/ STEPHEN W. HEROD
                                    _______________________________
                                    Name: Stephen W. Herod
                                    Title: Executive Vice President


                                    NON-OPERATORS

                                    NON-OPERATOR:

                                    Mainland Resources, Inc.


                                    By: /s/ MICHAEL J. NEWPORT
                                    _______________________________
                                    Name: Michael J. Newport
                                    Title: President


                                    Petrohawk Properties. LP
                                    By P-H Energy, LLC

                                    By: /s/ STEPHEN W. HEROD
                                    _______________________________
                                    Name: Stephen W. Herod
                                    Title: Executive Vice President

                                  ARTICLE XV.

The following terms, conditions and provisions are hereby added to this Operating Agreement. In the event there is a conflict between the attached
Operating  Agreement,  the following shall control.

A. CHANGE OF OPERATOR: The provisions of Article V.B. relating to action by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership shall be deemed to mean the vote of a single Non-Operator, if there is only one (1) Non-Operator.

     Should a vote be required to establish the operator of any production or governmental unit within the AMI, the Non-operators agree to support Petrohawk Operating Company as Operator for the purposes of establishing the unit operator.

B. OPERATORS LIEN -SECURITY INTEREST: Subject to the provisions of Article VII.B. of this Operating Agreement, each party grants to the other parties to this Agreement a lien upon all rights, titles and interests of each other, whether now existing or hereafter acquired, in and to (i) the oil, gas and minerals in, on, and under the Contract Area, and (ii) any oil, gas and mineral leases covering the Contract Area or any portion thereof. In addition, each party grants to the other parties to the Agreement a security interest in and to all of such party's rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (1) all oil, gas, and other minerals produced from the Contract Area when produced; (ii) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals; (iii) all cash or other proceeds from the sale of such oil. gas or other minerals once produced; and (iv) all oil and gas wells and other surface and subsurface equipment and facilities of any kind or character located on the Contract Area and the cash or other proceeds realized from the sale thereof (collectively, the "Personal Property Collateral. This Operating Agreement (including a carbon, photographic or other reproduction hereof) shall constitute a non standard financing statement under the terms of the Uniform Commercial Code of the state in which the Contract Area is located, and, as such, may be filed for record in the real estate records of the county or counties in which to Contract Area is located.

C. UNIT WELL PARTICIPATION: Should any party to elect not to participate in the first well drilled within any designated unit in the Contract Area the non-participating party shall forfeit its rights to participate in all subsequent wells in that unit and relinquish its leasehold ownership to the participating parries. The non-participating party shall proportionately assign its interest in the leases within the unit to the participating parties free of any Subsequently Created Interests and without any warranty of title except as to claims by, through and under assignor.

C. OBLIGATORY WELL PROVISIONS: A well or other operation commenced within ninety (90) days prior to the date any lease committed hereto (or portion thereof) would expire in the absence of such operation and a well or other operation which must be drilled or conducted to "earn" or maintain a lease committed hereto or to earn certain rights under any acreage contribution agreement shall constitute an "Obligatory Operation". Notwithstanding the other provisions hereof, and particularly Article VLB., if the proposed operation is an Obligatory Operation, a party not participating in such operation shall assign to the parties participating in such operation all of its interest in the leases which would be lost, or not earned, if such operation is not conducted. If less than all of a lease would be lost, then such assignment to be limited to the areas, interests, depths or other portions which would be thus lost. Such assignment shall be made upon the commencement of operations for such well and shall be free and clear of all "subsequently created interest" as defined in Article III.D., but otherwise without warranty of title, either express or implied. The provisions of
     Article VLB., shall, however continue to apply to the interest of the parties in the well drilled as an Obligator}' Operation to the extent such parties' interest in the Contract Area are not derived from leases or portions of leases which would be lost if such Obligatory Operation were not conducted. The interests of the parties as set out in Exhibit "A" shall be adjusted to reflect any change in interests in the Contract Area resulting from the assignments required by this paragraph.

D. FILINGS: Operator will file or cause to be filed all statements, certifications, operational notices, reports or applications (collectively referenced as "Filings") required to be filed by local. State, Federal or Indian agencies, or authorities having jurisdiction over operations. Operator may employ counsel and technical experts to the extent Operator in its sole discretion considers the same appropriate to prosecute Filings. Costs incurred by Operator will be charged to the joint account. Each non-operator shall provide to Operator or Operator's designee on a timely basis all information necessary to Operator to make such filings.

E.   ADVANCE BILLING:  In addition to the rights granted to Operator pursuant to
     Article VII.C, Operator shall have the right from time to time, at Operator's option, to request and receive in advance from Non-Operators full payment of their respective proportionate shares of the estimated cost to be incurred in connection with any operation proposed hereunder that is reasonably estimated to require an expenditure to the joint account of an amount in excess of One Hundred Thousand Dollars ($100,000.00) as reflected in the authority for expenditure provided by Operator to Non-Operators in connection with such operation. In the case of a proposal for the drilling of a well, any such advance invoice shall cover only the estimated cost to drill the well to its total depth (including the horizontal portion of any horizontal drilling operation), to conduct open-hole tests therein prior to a completion attempt, and to plug and abandon the same as a dry hole. As to other costs, such advance notice will cover those expenses which are anticipated to be incurred during the next succeeding month in accordance with Article VII.C. hereof. Upon the request of Operator, each Non-Operator who has elected to participate in a proposed operation as noted above shall pay to Operator its proportionate share of such estimated costs within ten
     (10) days of its receipt of an invoice for same or within five (5) days of its receipt of an invoice if a rig is on location with costs being incurred. Proper adjustment between such advances and the actual expenses incurred shall be made upon the completion of the relevant operations to the end that each party shall bear and pay its proportionate share of the actual expenses incurred, and no more.

F. DEFAULT ON PAYMENTS: If any party to this agreement with an obligation to do so fails to pay its share of any costs due hereunder, including any advance invoices under Article VII.C. or any other provision of this agreement ("defaulted party"), within thirty (30) days of its receipt of such invoice then Operator may place such party in default by delivering to such party a Notice of Default, which shall specify the nature of default and the action which needs to be taken to cure the default. If a defaulted party objects to the defaulted charge or the operation resulting in such charge, the defaulted party may avoid the imposition of the remedies for default contained in this agreement by paying the invoiced amount into an interest earning escrow account at a mutually acceptable bank. The escrow account shall require the signatures of the defaulted party and the Operator in order to release such funds. Such funds shall be released to the party entitled thereto upon the resolution of the issue raised by the defaulted party. Failure to cure the default or deposit the funds into an escrow account as provided hereunder within five (5) days of the delivery of such Notice of Default may, in addition to all other remedies allowed by this Operating Agreement or by law, result in the exercise by Operator of one or more of the remedies provided in this Article. (If the Operator is the defaulting party, the remedies provided hereunder will be provided to the Non-Operators in the same manner as set out below for Operator.)

     1. Access and information: During the time defaulted party remains in default. Operator may suspend any or all of the rights of the defaulted party granted by this agreement until the default is cured and such defaulted party shall have no further access to the Contract Area or information obtained in connection with operations hereunder and shall not be entitled to vote on any matter hereunder.

     2. Suit for Damages: Operator may bring suit against the defaulted party to collect the amounts in default together with all consequential damages suffered by the non-defaulting parties as a result of the default, plus accrued interest on such amounts from the date of default until the date of collection at the rate specified in the Accounting Procedures attached hereto.

     3. Non-consent or Relinquishment: Notwithstanding any previous election to participate, Operator will have the option to deem in writing to all parties hereto that the defaulted party has elected not to participate in the operation to which the unpaid invoice relates. Said written notice to all parties will also deem the defaulted party, in lieu of participation, to be subject to one of the following alternatives:

          If the defaulted invoice covers estimated or actual costs associated with offset or subsequent wells. Operator will have the option to either:

          1) deem the defaulted party subject to the non-consent provision of the governing joint operating agreement or;

          2) the defaulted party will be required to relinquish all of its right, title and interest in the well and all production therefrom, effective upon commencement of such defaulted operation with no compensation to the defaulted party. This provision shall apply only to costs relating to actual "Drilling" of any well and not to situations occuring after the drilling of any well.

          Any interest non-consented or relinquished under this provision shall be divided among non-defaulting parties who pay for the unpaid amount clue hereunder. Otherwise, the defaulted party will remain fully responsible for all of its obligation hereunder.

G. COSTS AND ATTORNEY'S FEES: In the event any party is required to bring legal proceedings against another party hereto in order to collect any sums due hereunder or to enforce any other right under this agreement, then the prevailing party in such action shall also be entitled to recover all court costs, costs of collection, reasonable attorney's fees and other related costs, which costs shall also be secured by the lien provided for herein.

H. NOTICE: At least forty-eight (48) hours prior to conducting any testing, coring, logging completing or abandoning operations, Operator shall notify the other parties participating in the costs thereof so that they may have a representative present to witness such tests or operations if they so desire.

I. CONFLICT OF COVENANTS: In the event this agreement or any provision hereof or the operation contemplated hereby is found to be inconsistent with or contrary to any laws, rules, regulations, ordinances or orders as set out in Article XIV.A., the latter shall be deemed to control; and this Agreement shall be regarded as modified accordingly and as so modified shall continue in full force and effect.

J. NON-WAIVER PROVISION: Nothing herein contained shall grant nor be construed to grant Operator the right nor authority to waive or release any rights, privileges, or obligations which Non-Operators hereunder may have under Federal or State Laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations on tracts offsetting or adjacent to the area covered by this Agreement. For example but without limitation, Operator shall not have the right to waive any rights which Non-Operators may have in reference to the location, operation, or production of well on tracts offsetting or adjacent to the area covered hereby.

K. AREA OF MUTUAL INTEREST: The parties hereto hereby create an Area of Mutual Interest (AMI) comprising of the acreage outlined in black on Exhibit "Al". This AMI shall remain in force and effect for a period of six (6) years commencing December 11, 2007.

     During the term of this AMI if any party hereto ("Acquiring Party") acquires any oil and gas lease or any interest therein, any unleased mineral interest or any farmouts or other contracts with respect thereto which affects lands and minerals lying within the AMI ("Acquired Interest") tine Acquiring Party shall promptly advise each of the other parties hereto of such acquisition. In such event, each party shall have the right to acquire its proportionate interest in such Acquired Interest by paying its share of the actual acquisition costs for such Acquired Interest. Upon obtaining the Acquired Interest, the Acquiring Party shall promptly submit to other parties' copies of all instruments of acquisition including, but not limited to, copies of leases, assignments, farmouts or other contracts affecting the Acquired Interest. The Acquiring Party shall enclose an itemized statement of the actual costs and expenses incurred by Acquiring Party in said acquisition. Each party shall have a period of fifteen (15) days after receipt of such notice to provide the Acquiring Party written notice of its election to acquire its proportionate interest in the Acquired Interest and accompanied by payment therefor. A failure to response to participate in the acquisition of an Acquired Interest within the time frame above shall be deemed an election not to participate in the acquisition. This AMI shall not apply to any interest acquired by act of merger or lands that are part of a larger acquisition whereby the interest located within the AMI is not a significant part of the entirety of the merged or acquired assets.

L. SEQUENCE OF FURTHER OPERATIONS: It is agreed that where a well which has been authorized under the terms of this agreement by all parties (or by less than all parties under Article VI.B.l.) has been drilled to the objective depth or the objective formation, whichever is lesser, and the parties participating in the well cannot mutually agree upon the sequence and timing of further operation regarding said well, the following elections shall control in the order enumerated hereafter: (1) An election to do additional logging, coring, or testing: (2) An election to attempt to complete the well at either the objective depth or objective formations;
     (3) An election to plug back and attempt to complete said well; (4) An election to deepen said well; and (5) An election to sidetrack the well.

          It is provided, however, that in the Operator's sole opinion, if at the time said participating parties are considering any of the above elections, the hole is in such a condition that a reasonably prudent operator would not conduct the operations contemplated by the particular election involved for fear of placing the hole in jeopardy or losing the same prior to completing the well in the objective depth or objective formation, such election shall not be given the priority hereinabove set forth. Instead, the operation which is least likely to jeopardize the well in the opinion of the Operator will be conducted.

M. MEMORANDUM OF AGREEMENT: To perfect the lien and security interest provided herein, each Party agrees to execute a memorandum of this operating agreement which shall be recorded by the Operator in each county in which lands comprising all or any part of the Contract Area hereunder are situated prior to the commencement of actual drilling operations hereunder. The Operator will prepare the memorandum of this agreement and circulate the same to the Non-Operators for their respective executions and will provide recordation information to the Non-Operators for their records. Said memorandum shall include a reference to the pertinent substantive provisions and/or exhibits to this agreement and/or exhibits to some of which may be attached thereto and recorded with the memorandum.

N. POST PRODUCTION FACILITIES: Notwithstanding the provisions of Article VI B. and subject to the expenditure limitations set for the in Article VII D. 3., Operator may in accordance with the notice requirements of Article IV
     b. propose the acquisition and subsequent installation of postproduction facilities/equipment to service production from the Contract Area. However, if approval of this operation and subsequent expenditure is not obtained from all parties, and the parties owning at least 51% in interest in the Contract Area have approved of such operation and expenditure, and the expenditure is less than SI00,000, the parties who have failed to respond to such proposal or who have responded in the negative shall nevertheless be bound thereby and obligated to pay their proportionate part of such proposed operation as if they had consented to such operation pursuant to the terms hereof.

O. PUBLIC NOTICES AND CONFIDENTIALITY: No party shall distribute any information, photographs, public announcements, press releases, or other acts of public disclose concerning the operations, pending or possible operations and activities or results of operations within the Contract Area to the press or other media without the prior approval of all parties hereto. In the event of an emergency or as required by State or Federal Law, the Operator is authorized to furnish such information as required and shall notify the parties of such disclosure as promptly as possible.

     Each party hereto agrees that all information obtained in the course of. or as a result of the operations on the Contract Area is proprietary in nature and shall not be sold, traded or otherwise made available to any third parties, except information which all the parties hereto have expressly agreed in writing to release, or which any party is required to release under the terms of its oil and gas leases. Notwithstanding the foregoing, any party hereto may make available to its geologists, engineers, or financial consultants, or attorneys provided such consultant(s) and attorneys agree to execute a confidentiality agreement satisfactory in form to the other parties hereto.

P. OTHER AGREEMENTS: This Operating Agreement is subject to that certain Letter Agreement dated July 14. 2008 between Petrohawk Energy Corporation and Mainland Resources, Inc.. In the event of a conflict between this Operating Agreement and the Letter Agreement, the Letter Agreement will be the governing document unless specifically amended in writing and subsequently incorporated herein.

                                  EXHIBIT "A"


     Attached to and made a part of Joint Operating Agreement dated August 1. 2008. between Petrohawk Operating Company as Operator, Petrohawk Properties. LP both wholly-owned subsidiary of Petrohawk Energy Company, and Mainland Resources, Inc, as Non-Operators

1.   LANDS SUBJECT TO THIS AGREEMENT:

     See Exhibit "A-1" attached to this Operating Agreement

2.   RESTRICTIONS AS TO DEPTHS. FORMATIONS OR STRUCTURES:

     Limited to all depths 100 feet below the stratigraphic equivalent of the base of the Cotton Valley formation, as identified at 10,260 feet log depth in the electric log of the Winchester Samuels 23-1 well (API# 17-031-24064).

3.   PERCENTAGE INTEREST OF THE PARTIES:

                            Working Interest     Working Interest     Working Interest After
                            in Initial Well* to  in Second Well* to   Tanks and all Subsequent
           Parties          Tanks**              Tanks**              Operations
______________________________________________________________________________________________

Petrohawk Properties. LP           100%               80%                    60%
Mainland Resources. Inc.             0%               20%                    40%
______________________________________________________________________________________________
                                100.00%           100.00%                100.00%

*Initial Well and Second Well refer to the first and second well drilled by Petrohawk within the AMI **The interest to Tanks is defined as those costs associated with the drilling, logging, coring, fracture stimulating, competing and hooking up the well through production facilities and pipeline.



4. OIL, GAS AND MINERAL  LEASES  SUBJECT TO THIS  AGREEMENT:

   See Exhibit  "A-2" attached to this Operating Agreement

5. ADDRESSES. PHONE AND FAX OF THE PARTIES:

   Operator:
   Petrohawk Operating Company
   1000 Louisiana, Suite 5600
   Houston, Texas 77002
   (832) 204-2700
   (832) 204-2800

   Non-Operators:
   Petrohawk Properties. LP
   1000 Louisiana, Suite 5600
   Houston, Texas 77002
   (832) 204-2700
   (832) 204-2800 Fax

   Mainland Resources. Inc.
   17314 South Hwy 249, Suite 306
   Houston, Texas 77064
   (281)469-5990
   (281)970-5723 Fax

6. AREA OF MUTUAL INTEREST:

   See Exhibit "A-l" attached to this Operating Agreement

                                  EXHIBIT A-1


                        [EXHIBIT A-1 GRAPH APPEARS HERE]


                                  EXHIBIT A-2


LESSOR                               STATE           PARISH                    LEASE DATE          BOOK/PAGE
____________________________________________________________________________________________________________

SECTION 11M3N-14W1

MARY GRIFFITH, etal                  Louisiana       De Soto                   5/15/2007           912/46
MARY GRIFFITH, etal                  Louisiana       De Soto                   5/15/2007           912/46
MARY GRIFFITH, etal                  Louisiana       De Soto                   5/15/2007           912/46
MICHAEL D. BURFORD                   Louisiana       De Soto                   5/15/2007           912/54
CODY E. BURFORD                      Louisiana       De Soto                   5/15/2007           912/58
FRANKLIN FARMS, LLC                  Louisiana       De Soto                   8/20/2007           921/288
WILLIAM J. COLE, ET UX               Louisiana       De Soto                   8/20/2007           921/292

SECTION 12M3N-14VW

MICHAEL D. BURFORD                   Louisiana       De Soto                   5/15/2007           921/54
CODY E. BURFORD                      Louisiana       De Soto                   5/15/2007           912/58
Sybil G. Clarke & Harris G.(H&W))    Louisiana       De Soto                   5/17/2007           912/62
Old Farm, LLC                        Louisiana       De Soto                   8/7/2007            919/231
Cornelia S. Morgan                   Louisiana       De Soto                   8/7/2007            919/227

SECTION 14M3N-14W1

Carolyn Griffith Moffett             Louisiana       De Soto                   2/1/2008            934/33
Barbara Griffith Couch               Louisiana       De Soto                   2/1/2008            938/872
Lena Griffith Savarese               Louisiana       De Soto                   2/1/2008            935/647
Dana Griffith                        Louisiana       De Soto                   2/1/2008            935/706
Janis Jane Griffith Figueroa         Louisiana       De Soto                   2/1/2008            933/635
Mary A. Edwards Griffith, Usufruct,  Louisiana       De Soto                   3/6/2008            937/727
Deborah G. Griffith etal
Carolyn Patricia Lowrey              Louisiana       De Soto                   2/1/2008            934/166
John Perry Lowrey                    Louisiana       De Soto                   2/1/2008            935/178
Luther M. Upchurch                   Louisiana       De Soto                   7/29/2005           852/162 EXT 931/9
Carolyn Griffith Moffett             Louisiana       De Soto                   2/1/2008            934/33
Barbara Griffith Couch               Louisiana       De Soto                   2/1/2008            938/872
Lena Griffith Savarese               Louisiana       De Soto                   2/1/2008            935/647
Dana Griffith                        Louisiana       De Soto                   2/1/2008            935/706
Janis Jane Griffith Figueroa         Louisiana       De Soto                   2/1/2008            933/635
Mary A. Edwards Griffith Usufruct    Louisiana       De Soto                   3/6/2008            937/727
Deborah G. Griffith etal
Carolyn Patricia Lowrey              Louisiana       De Soto                   2/1/2008            934/166
John Perry Lowrey                    Louisiana       De Soto                   2/1/2008            935/178
George E. McGovern, Jr.              Louisiana       De Soto                   2/1/2008            933/268
Carolyn Griffith Moffett             Louisiana       De Soto                   2/1/2008            934/33
Barbara Griffith Couch               Louisiana       De Soto                   2/1/2008            938/872
Lena Griffith Savarese               Louisiana       De Soto                   2/1/2008            935/647
Dana Griffith                        Louisiana       De Soto                   2/1/2008            935/706
Janis Jane Griffith Figueroa         Louisiana       De Soto                   2/1/2008            933/635
Mary A. Edwards Griffith Usufruct    Louisiana       De Soto                   3/6/2008            937/727
Deborah G. Griffith etal
Carolyn Patricia Lowrey              Louisiana       De Soto                   2/1/2008            934/166
John Perry Lowrey                    Louisiana       De Soto                   2/1/2008            935/178
Patrick K. McGovern and Ramona B.    Louisiana       De Soto                   2/1/2008            934/381
McGovern
Jack R. and Elsa Mims                Louisiana       De Soto                   2/26/2008           935/594

SECTION 15M3N-14W

Carolyn Griffith Moffett             Louisiana       De Soto                   7/11/2005           852/129 EXT 930/416
Barbara Griffith Couch               Louisiana       De Soto                   7/11/2005           852/126 EXT 938/872
Lena Griffith Savarese               Louisiana       De Soto                   7/11/2005           852/117 EXT 932/376
Dana Griffith                        Louisiana       De Soto                   7/11/2005           852/120 EXT 930/792
Janis Jane Griffith Figueroa         Louisiana       De Soto                   7/11/2005           849/635 EXT 938/872
Mary A. Edwards Griffith et al       Louisiana       De Soto                   8/19/2005           855/611 EXT 930/222
Carolyn Patricia Lowrey              Louisiana       De Soto                   7/22/2005           854/708 EXT 934/166
John Perry Lowrey                    Louisiana       De Soto                   7/22/2005           854/304 EXT 935/178
Waylan R. Nattin, Sr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Waylan R. Nattin, Jr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Rodney I. Nattin                     Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Leslie Brent Moseley                 Louisiana       De Soto                   7/11/2005           852/132 EXT 931/238
Sandra Elizabeth Townson Phillips    Louisiana       De Soto                   6/28/2005           852/123 EXT 930/529


                                  Page 1 of 3



                                  EXHIBIT A-2


LESSOR                               STATE           PARISH                    LEASE DATE          BOOK/PAGE
____________________________________________________________________________________________________________

Carolyn Griffith Moffett             Louisiana       De Soto                   7/11/2005           852/129 EXT 939/416
Barbara Griffith Couch               Louisiana       De Soto                   7/11/2005           852/126 EXT 938/872
Lena Griffith Savarese               Louisiana       De Soto                   7/11/2005           852/117 EXT 932/376
Dana Griffith                        Louisiana       De Soto                   7/11/2005           852/120 EXT 930/792
Janis Jane Griffith Figueroa         Louisiana       De Soto                   7/11/2005           849/635 EXT 938/872
Mary A. Edwards Griffith et al       Louisiana       De Soto                   8/19/2005           855/611 EXT 930/222
Carolyn Patricia Lowrey              Louisiana       De Soto                   7/22/2005           854/708 EXT 934/166
John Perry Lowrey                    Louisiana       De Soto                   7/22/2005           854/304 EXT 935/178
Waylan R. Nattin, Sr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Waylan R. Nattin, Jr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Rodney 1. Nattin                     Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Leslie Brent Moseley                 Louisiana       De Soto                   7/11/2005           852/132 EXT 931/238
Sandra Elizabeth Townson Phillips    Louisiana       De Soto                   6/28/2005           852/123 EXT 930/529
Carolyn Griffith Moffett             Louisiana       De Soto                   7/11/2005           852/129 EXT 930/416
Barbara Griffith Couch               Louisiana       De Soto                   7/11/2005           852/126 EXT 938/872
Lena Griffith Savarese               Louisiana       De Soto                   7/11/2005           852/117 EXT 932/376
Dana Griffith                        Louisiana       De Soto                   7/11/2005           852/120 EXT 930/792
Janis Jane Griffith Figueroa         Louisiana       De Soto                   7/11/2005           849/635 EXT 938/872
Mary A. Edwards Griffith et al       Louisiana       De Soto                   8/19/2005           855/611 EXT 930/222
Carolyn Patricia Lowrey              Louisiana       De Soto                   7/22/2005           854/708 EXT 934/166
John Perry Lowrey                    Louisiana       De Soto                   7/22/2005           854/304 EXT 935/178
Waylan R. Nattin, Sr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Waylan R. Nattin, Jr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Rodney 1. Nattin                     Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Leslie Brent Moseley                 Louisiana       De Soto                   7/11/2005           852/132 EXT 931/238
Sandra Elizabeth Townson Phillips    Louisiana       De Soto                   6/20/2005           852/123 EXT 930/529
Mona R. Williams Lewing              Louisiana       De Soto                   6/20/2005           849/631 EXT 933/467
Janice Neil Gill                     Louisiana       De Soto                   6/20/2005           849/627 EXT 932/296
Carolyn Griffith Moffett             Louisiana       De Soto                   7/11/2005           852/129 EXT 930/416
Barbara Griffith Couch               Louisiana       De Soto                   7/11/2005           852/126 EXT 938/872
Lena Griffith Savarese               Louisiana       De Soto                   7/11/2005           852/117 EXT 932/376
Dana Griffith                        Louisiana       De Soto                   7/11/2005           852/120 EXT 930/792
Janis Jane Griffith Figueroa         Louisiana       De Soto                   7/11/2005           849/635 EXT 938/872
Mary A. Edwards Griffith et al       Louisiana       De Soto                   8/19/2005           855/611 EXT 930/222
Carolyn Patricia Lowrey              Louisiana       De Soto                   7/22/2005           854/708 EXT 934/166
John Perry Lowrey                    Louisiana       De Soto                   7/22/2005           854/304 EXT 935/178
Waylan R. Nattin, Sr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Waylan R. Nattin, Jr.                Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Rodney 1. Nattin                     Louisiana       De Soto                   6/16/2005           849/624 EXT 931/12
Leslie Brent Moseley                 Louisiana       De Soto                   7/11/2005           852/132 EXT 931/238
Sandra Elizabeth Townson Phillips    Louisiana       De Soto                   6/20/2005           852/123 EXT 930/529
Charles T. Odum, Jr.                 Louisiana       De Soto                   6/20/2005           854/294 EXT 930/231
Desert Partners III, LP              Louisiana       De Soto                   3/14/2008           938/779
Simeon K. Horton                     Louisiana       De Soto                   3/14/2008           943/217
Ashley Tad Hillin                    Louisiana       De Soto                   3/14/2008           940/398

SECTION 16M3N-14W)

Stevenson Douglas, L.L.C..           Louisiana       De Soto                   10/18/2007          927/156
Marjorie Stevenson Douglas           Louisiana       De Soto                   10/18/2007          927/156
Robert Dale Jones and                Louisiana       De Soto                   11/30/2007          928/18
Sharon H. Jones
William J. Cole and                  Louisiana       De Soto                   10/12/2007          927/151
Charlene
M. Cole
Betty C. Edwards                     Louisiana       De Soto                   10/15/2007          925/552
Desert Partners III, LP              Louisiana       De Soto                   3/14/2008           938/779
Simeon K. Horton                     Louisiana       De Soto                   3/14/2008           943/217
Ashley Tad Hillin                    Louisiana       De Soto                   3/14/2008           940/398

SECTION 21f13N-14W)

Desert Partners III, LP              Louisiana       De Soto                   3/14/2008           938/779
Simeon K. Horton                     Louisiana       De Soto                   3/14/2008           943/217
Ashley Tad Hillin                    Louisiana       De Soto                   3/14/2008           940/398


                                  Page 2 of 3



                                  EXHIBIT A-2


LESSOR                               STATE           PARISH                    LEASE DATE          BOOK/PAGE
____________________________________________________________________________________________________________

SECTION 22M3N-14W1

Desert Partners III, LP              Louisiana       De Soto                   3/14/2008           938/779
Simeon K. Horton                     Louisiana       De Soto                   3/14/2008           943/217
Ashley Tad Hillin                    Louisiana       De Soto                   3/14/2008           940/398
Cody Hislope                         Louisiana       De Soto                   3/3/2008            936/160
Terry Cole Jr.                       Louisiana       De Soto                   3/4/2008            936/156
Martin and Janice Lingle             Louisiana       De Soto                   3/4/2008            936/164
Jeremy and Tyra Blake                Louisiana       De Soto                   3/3/2008            938/317

SECTION 7M3N-13W1

Old Farm, LLC                        Louisiana       De Soto                   8/29/2007           920/858
Cornelia S. Morgan                   Louisiana       De Soto                   8/29/2007           920/862
Herbert Marshall Juergens            Louisiana       De Soto                   3/17/2008           938/600
____________________________________________________________________________________________________________


                                  EXHIBIT 'C'

 ATTACHED TO AND MADE A PART OF JOINT OPERATING AGREEMENT DATED AUGUST 1, 2008,
         BETWEEN PETROHAWK OPERATING COMPANY, A WHOLLY-OWNED SUBSIDIARY
     OF PETROHAWK ENERGY COMPANY, AS OPERATOR, AND MAINLAND RESOURCES, INC,
                                AS NON-OPERATOR


                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

                             I. GENERAL PROVISIONS

1.   DEFINITIONS.

     "Joint Operating" shall mean the real and personal property subject to the Operating Agreement to which this Accounting Procedure is attached.

     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection, and maintenance of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Operator" shall mean the party designated in the Operating Agreement to conduct the Joint Operations.

     "Non-Operators" shall mean the Parties to this Operating Agreement other than the Operator.

     "Parties" shall mean the Operator and Non-Operators.

     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Technical Employees" shall mean those employees having special and specific engineering, geological, or other professional skills, and whose primary function in Joint Operations is the handling of specific operation conditions and problems for the benefit of the Joint Property.

     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Controllable  Material"  shall  mean  Material  which  at the  time  is so
     classified  in  the  Material   Classification   Manual  as  most  recently
     recommended by the Council of Petroleum Accountants Societies.

2.   Statement and Billings.

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. The bills will be accompanied by statements which identify the authority for expenditure, lease, or facility, and all charges and credits summarized by appropriate classifications of investment and expense, except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments of Non-Operators.

     A. Unless otherwise provided for in the Operating Agreement, Operator may require Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from Non-Operators.

     B.   Each Non-Operator  shall pay its proportion of all bills within thirty
          (30) days after receipt. If payment is not made within that time, the unpaid balance shall bear interest, monthly, at the prime rate in effect at J.P Morgan Chase Bank. N.A. Houston. TX on the first day of the month in which the delinquency occurs, plus 1%, or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments.

     Payment of any bills shall not prejudice the right of any Non-Operator to protest or question the correctness of the bill; provided, however, all bills and statements rendered to Non-Operators by the Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any calendar year, unless within the twenty-four (24) month period a Non-Operator takes written exception to the bill(s) and makes claim on the Operator for an adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed time period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.   Audits.

     A. A Non-Operator, on notice in writing to the Operator and all other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of a calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except on the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving the audit.

     B. The Operator shall reply in writing to an audit report within one hundred eighty (180) days after receipt of the audit.

6.   Approval By  Non-Operators.

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure, and if the Operating Agreement to which this Accounting Procedure is attached contains no contrary provisions. Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

     Operator shall charge the Joint Account with the following items:

1.   Ecological and Environmental.

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. These costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.   Rentals and Royalties.

     Lease rentals and royalties paid by the Operator for the Joint Operations.

3.   Labor.

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

          (2) Salaries of First Level Supervisors in the field.

          (3) Salaries and wages of Technical Employees directly employed on the Joint Property if the charges are excluded from the overhead rates.

          (4) Salaries and wages of Technical Employees, either temporarily or permanently, assigned to and directly employed in the operation of the Joint Property if the charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness, and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to a Joint Account under Paragraph 3.A. of this Section II. The costs under this Paragraph 3.B. may be charged on a 'when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3.A. of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3.A. and 3.B. of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3.A. of this Section II.

4.   Employee Benefits.

     Operator's current costs of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3.A. and 3.B. of this Section II. shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.   Material.

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only those Materials shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operators. The accumulation of surplus stocks shall be avoided.

6.   Transportation.

     Transportation   of  employees   and  Material   necessary  for  the  Joint
     Operations, but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operators warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where the material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A. and B. above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less, excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services.

     The cost of contract services, equipment, and utilities provided by outside sources, except services excluded by Paragraph 10. of Section II. and Paragraphs i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if those changes are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.   Equipment and Facilities Furnished By Operator.

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Those rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum. The rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 8.A. above. Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.   Damages and Losses to Joint Property.

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report of them has been received by Operator.

10.  Legal Expense.

     Expense of handling, investigating, and settling litigation or claims, discharging of liens, payment of judgments, and amounts paid for settlement of claims incurred in or resulting from operations under the Operating Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff, or fees, or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III. unless otherwise agreed to by the Parties, except as provided in Section I., Paragraph 3.

11.  Taxes.

     All taxes of every kind and nature assessed or levied on or in connection with the Joint Property, the operation of it, or the production from it, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part on separate valuations of each party's working interest, then notwithstanding anything to the contrary in these Accounting Procedures, charges to the Joint Account shall be made and paid by the Parties in accordance with the tax value generated by each Party's working interest.

12.  Insurance.

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may. at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.  Abandonment and Reclamation.

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  Communications.

     Cost of acquiring, leasing, installing, operating, repairing, and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8. of this
     Section II.

15.  Other Expenditures.

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II., or in Section III., and which is of direct benefit to the Joint Property, and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                 III. OVERHEAD

1.   Overhead - Drilling and Producing Operations.

     i. As compensation for administrative, supervision, office services, and warehousing costs. Operator shall charge drilling and producing operations on either:

          (x) Fixed  Rate  Basis,  Paragraph  I.A.;  or,

          ( ) Percentage Basis, Paragraph LB.

          Unless otherwise agreed to by the Parties, this charge shall be in lieu of costs and expenses of all offices and salaries, or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3.A., Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting, or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III., unless the cost and expense are agreed to be the Parties as a direct charge to the Joint Account.

     ii. The salaries, wages, and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
          Property:

          ( ) shall be covered by the overhead rates; or,

          (x) shall not be covered by the overhead rates.

     iii. The salaries, wages, and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel, either temporarily or permanently assigned to and directly employed in the operation of the Joint Property: Any third party retained specifically to provide services in the Contract Area shall not be covered by the overhead rate and shall be a direct charge.

          ( ) shall be covered by the overhead rates; or,

          ( x) shall not be covered by the overhead rates.

     A.   Overhead - Fixed Rate Basis.

          (1) Operator shall charge the Joint Account at the following rates per well, per month:

               Drilling Well Rate $10.00,00,
                  (Prorated for less than a full month)

               Producing Well Rate $ 850.00.

          (2)  Application of Overhead - Fixed Rate Basis shall be as follows:

               (a)  Drilling Well Rate.

                    (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

                    (2) Charges for wells undergoing any type of workover or recompletion for a period of live (5) consecutive work days or more shall be made at the drilling well rate. These charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

               (b)  Producing Well Rates.

                    (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                    (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                    (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                    (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                    (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the Operating Agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use. plus or minus the computed adjustment.

2.   Overhead - Major Construction.

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $100,000.00:

     Account  for  overhead   based  on  the  following   rates  for  any  Major
     Construction project in excess of $100.000.00:

     A.   4.00% of first $100,000 or total cost if less, plus

     B.   3.00% of costs in excess of $100,000 but less than $ 1,000,000, plus

     C.   2.00% of costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.   Catastrophe Overhead.

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     A.   3.00 % of total costs through $100,000; plus

     B.   2.00 % of total costs in excess of $100.000 but less than $1,000,000;
          plus

     C.   1.00 % of total costs in excess of $1,000,000.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III. shall apply.

4.   Amendment of Rates.

     The overhead rates provided for in this Section III. may be amended from time to time only by mutual agreement between the Parties if. in practice, the rates are found to be insufficient or excessive.

  IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

     Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, the Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, the disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase the interest of Non-Operators in surplus condition A. and
B. Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   Purchases.

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions.

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts.

     A.   New Material (Condition A).

          (1)  Tubular Goods Other than Line Pipe.

               (a) Tubular goods, sized 2-3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of the date of movement plus transportation cost using the 80.000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio, and casing from Youngstown, Ohio.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost form that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Macaroni tubing (size less than 2-3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe.

               (a) Line pipe movements (except size 24 inch OD and larger will walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l )(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (c) Line pipe 24 inch OD and over, and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe, and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(l)and (2).

     B.   Good Used Material (Condition B).

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1)  Material moved to the Joint Property.

               At seventy-five percent (75%) of current new price, as determined by Paragraph A.

          (2)  Material used on and moved from the Joint Property.

               (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material; or.

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

          (3)  Material not used on and moved from the Joint Property.

               At seventy-five percent (75%) of current new price as determined by Paragraph A.

          The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material.

          (1)  Condition C.

               Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D.

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

          (3)  Condition E.

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.   Obsolete Material.

          Material which is serviceable and usable for its original function but condition and/or value of the Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. The price should result in the Joint Account being charged with the value of the service rendered by the Material.

     E.   Pricing Conditions.

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (250) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985, by the same percentage increase or decrease used to adjust overhead rates in Section 111., Paragraph l.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. The rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices.

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing the Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for the Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten (10) days after receiving notice from Operator, to furnish in kind all or part of his share of the Material suitable for use and acceptable to Operator.

4.   Warranty of Material Furnished By Operator.

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

     The Operator shall maintain detailed records of Controllable Material.

1. Periodic Inventories. Notice, and Representation.

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at any inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories.

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories.

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by the inventory.

4.   Expense of Conducting Inventories.

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                  EXHIBIT "D"


 Attached to and made a part of Joint Operating Agreement dated August 1, 2008, between Petrohawk Operating Company as Operator, Petrohawk Properties, LP both wholly-owned subsidiary of Petrohawk Energy Company, and Mainland Resources,
                              Inc, as Non-Operators

                                   INSURANCE

A. Operator shall, at all times while conducting operations on the Contract Area, carry or cause to be carried, pay for, and charge to the Joint account premiums for:

     1.   Workman's   Compensation   Insurance  to  comply  with  the  Workman's
          Compensation Acts of the states in which operations are conducted and shall add Mainland et al as named insureds on the insurance.

     2. Employer's Liability Insurance with a single limit of not less than the minimum limits required by law in the states in which operations are conducted or $100,000.00, whichever is the greater.

     Such policies shall contain underwriter's waiver of subrogation in favor of the Parties.

B. Operator shall at all times while the Operating Agreement is in effect carry or cause to be carried, pay for and charge to the joint account the following coverage pertaining to the liability assumed under the Operating Agreement and shall add Mainland as named insureds on the insurance..

     1. Comprehensive General Public Liability and Property Damage Insurance covering both bodily injury and property damage liability with a combined single limit of Ten Million Dollars ($10,000,000.00) per occurrence.

     2.   Comprehensive   Automobile   Public   Liability  and  Property  Damage
          Insurance with a combined single limit of One Million Dollars ($1,000,000.00) per occurrence.

     3. Operator's Extra Expense Indemnity "Control of Well' Insurance for the regaining of control of wells, pollution control, clean-up and containment, and redrilling/recompletion following a blow-out, cratering or fire. The coverage applies to all drilling wells, either initial drilling or workover and/or reconditioning and producing/shut-in wells with limits of not less than Ten Million Dollars ($10,000,000.00).

C. Any Part}' individually may at its own expense acquire such additional insurance as it desires; provided, however, that such Party shall make a good faith effort to obtain waivers by the insurer of all rights of subrogation in favor of the other Parties to this Operating Agreement.

D. Any and all losses not covered by insurance or which fall within the applicable policy deductible shall be borne by the Parties hereto in the proportions of their respective interests in the project. Failure of any Party to obtain insurance as required under Exhibit "D" shall not change that Party's responsibility for their portion of the loss.

E. Operator shall require all contractors working or performing services hereunder to comply with the Worker's Compensation and Employer's Liability Laws, both State and Federal.

F. In case any operations in which less than all Parties hereto are Participating Parties under the terms of this Agreement, the insurance requirements and costs, as well as losses, liabilities and expense incurred as the result of such operations, shall be the burden of the Parties participating therein.


                               END OF EXHIBIT "D"

                                   EXHIBIT "E"

 Attached to and made a part of Joint Operating Agreement dated August 1, 2008, between Petrohawk Operating Company as Operator, Petrohawk Properties, LP both wholly-owned subsidiary of Petrohawk Energy Company, and Mainland Resources.
                             Inc. as Non-Operators

                            GAS BALANCING AGREEMENT

     THIS AGREEMENT is made by and between Operator and Non-Operator as identified in the Operating Agreement and effective as of its effective date. Each such party, including the Operator, being referred to herein as a "'Party"', and all such parties being referred to collectively as the ""Parties'".

                                   WITNESSETH

     WHEREAS, the Parties are parties to the above mentioned Operating Agreement, hereinafter the '"Operating Agreement", covering the land and leases described therein, as the same may be amended from time to time, hereinafter referred to as the "Contract Area": and

     WHEREAS, pursuant to the Operating Agreement, each Party has the right to take in kind or separately dispose of a share of the gas production from the Contract Area equal to its participating interest in the Contract Area under the Operating Agreement: and

     WHEREAS, imbalances may occur from time to time in the taking or separate disposition of gas production: and

     WHEREAS, the Parties agree to the method of balancing and accounting for such imbalances set forth hereinbelow.

     NOW, THEREFORE, for and in consideration of the premises, and the promises and covenants of the Parties to be kept and performed hereunder, it is understood and agreed to as follows:

                                   ARTICLE I

                                  Definitions

     1.01 For the purposes of this Agreement, the terms set forth below shall have the meanings herein ascribed to them.

          (a) "Balance" is the condition existing when a Party has disposed of a cumulative volume of Gas from a Reservoir which is equal to such Party's Percentage Ownership of the total cumulative volume of Gas disposed of by all Parties from such Reservoir. For purposes of balancing, references herein to price, value and volume shall be adjusted or calculated on a Mcf basis.

          (b) "Mcf shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of Gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

          (c) "FERC" refers to the Federal Energy Regulatory Commission, or any similar or successor agency, state or federal.

          (d) "Gas" includes all hydrocarbons produced or producible from a well, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available at the Measurement Point for sale or separate disposition by the Parties, excluding oil. condensate and other liquids separated upstream from the Measurement Point. "Gas'" does not include gas used from joint operations, or gas which is vented or lost, prior to delivery at the Measurement Point. References herein to the right to "dispose of* Gas or Gas "disposed of includes all methods of disposition of Gas, including taking in kind, delivering in kind to a Lessor, sales to a Party or third party or an affiliate, or gas used by a Party for purposes other than joint operations.

          (e) "Imbalance" refers to either the Overproduction of an Overproduced Party or the Underproduction of an Underproduced Party, as applicable.


Exhibit E                                                            Page 1 of 6

          (f )Make-up Gas" refers to that incremental volume of Gas. up to but not exceeding fifty percent (50%) of the Percentage Ownership of an Overproduced Party in the Gas which can be produced from a Reservoir at the combined MER of all wells completed in that Reservoir, which an
     Underproduced Party is entitled to dispose of in accordance with this Agreement in order to make up its Imbalance.

          (g) "Measurement Point" refers to the outlet side of the production facilities, co-owned by the Parties, or such other mutually agreeable point where Gas from a Reservoir is measured after the separation of oil, condensate or other liquids.

          (h) "MER" refers to the maximum efficient rate at which a well can be produced for a sustained period of time without resulting in underground waste in the form of reduced ultimate recovery of hydrocarbons, or such lesser rate of production, from time to time, which results from allowables being set for such well by the regulatory agency having jurisdiction in such matters, or due to the limited capacity of production facilities, co-owned by the Parties, or due to the temporary inability of a well to produce.

          (i) "Operator" refers to the Operator hereunder or to its successor, as designated under the terms of the Operating Agreement.

          (j) '"Overproduced" is the condition existing when a Party has disposed of a greater cumulative volume of Gas from a Reservoir than its Percentage Ownership of the total cumulative volume of Gas disposed of by all Parties from such Reservoir.

          (k) "Paying Quantities" means production of oil or gas in sufficient quantities to yield a profit to the working interest owners, after deducing the Lessor's royalty, any overriding royalties and similar burdens, overhead and related charges calculated under the Operating Agreement, and windfall profits, severance and similar taxes on production.

          (l) The "Percentage Ownership"' of each Party is equal to that Party's percentage or fractional interest in the Reservoir, as determined under the terms of the Operating Agreement.

          (m) The term 'Reservoir" means each separate and distinct pool or accumulation of oil or gas or both which is not connected or in communication with any other pool or accumulation of oil or gas.

          (n) "Underproduced" is the condition existing when a Party has disposed of a lesser cumulative volume of Gas than its Percentage Ownership of the total cumulative volume of Gas disposed of by all Parties.

          (o) The terms 'Underproduction'" and "Overproduction" refer to that lesser or greater incremental volume of Gas which a Party would have disposed of from a Reservoir, on a monthly or cumulative basis, if it had disposed of its Percentage Ownership of Gas.

     1.02 Unless the content clearly indicates to the contrary, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

                                   ARTICLE II

                          Scope and Term of Agreement

     2.01 This Agreement shall establish a separate gas balancing agreement as to each well to be drilled in the contract area which is subject to the Operating Agreement to the same extent as if a separate Gas Balancing Agreement had been executed for each such well.

     2.02 This Agreement shall terminate the earlier of the day when the oil and gas lease(s) from which Gas from a well is being produced terminate and the respective Gas account therefor is brought into balance pursuant to this Agreement or when production permanently ceases, and the respective Gas account therefor is brought into Balance pursuant to this Agreement.

     2.03 As used in this Agreement, production "permanently ceases" when (a) a well ceases to produce in Paying Quantities from a Reservoir and (b) one hundred twenty (120) days elapses without the commencement of operations in that well to restore production in Paying Quantities from that Reservoir.

     2.04 In the event this Agreement terminates pursuant to Paragraph 2.02 hereof, and thereafter production in Paying Quantities is restored and is governed by the Operating Agreement, then this Agreement shall again apply.


Exhibit E                                                            Page 2 of 6

                                  ARTICLE III

                     Right to Produce and Ownership of Gas

     3.01 Subject to the rights of an Underproduced Party to produce and dispose of Make-up Gas pursuant to this Agreement, each Party shall be entitled to produce and dispose of its Percentage Ownership of Gas which can be produced from a Reservoir at the MER or each well completed in such Reservoir. During any month when a Party does not dispose of its entire Percentage Ownership of such Gas, the other Parties shall be entitled to produce and dispose of all or any portion of such Gas. provided, that if more than one Party desires to dispose of such Gas and such Parties desire to dispose of more Gas than is available, then they shall share in such Gas in the proportion that each such Party's Percentage Ownership bears to the combined Percentage Ownership of all such Parties: and. provided, that no Party shall be entitled to produce and dispose of more than three hundred percent (300%) of its Percentage Ownership of Gas which can be produced during that month at the MER of each Reservoir from which the well is producing.

     3.02 As between the Parties hereto, each Party shall own and be entitled to the Gas disposed of by such Party for its sole account, and the proceeds thereof, including constituents contained therein that are recovered downstream from the Measurement Point. If at any time, and from time to time, a Party is Underproduced, its Underproduction shall be deemed to be in storage, subject to the right of such Party to produce and dispose of such Gas at a later time.

                                   ARTICLE IV

                                  Make-Up Gas

     4.01 In order to make up an Imbalance, each Underproduced Party shall have the right, during the next month following ten (10) days written notice to the Operator and the Overproduced Parties, to produce and dispose of Make-up Gas, subject to the following rules:

          (a) An Overproduced Party shall not be required to furnish Make-up Gas unless the Underproduced Party is disposing of all other Gas from the Reservoir which can be produced at the combined MER of all wells in the Contract Area completed in that Reservoir:

          (b) An Overproduced Party shall not be required to reduce its takes to
     less  than  seventy-five   percent  (75%)  of  such  Overproduced   Party's
     Percentage Ownership of Gas:

          (c) If there is more than one Overproduced Party, the Make-up Gas will be taken from the Overproduced Parties in the proportion that each Overproduced Party's Overproduction bears to the total Overproduction of all Overproduced Parties which proportion shall be determined as of the last day of the most recently completed month for which relevant account reports are available; and

          (d) If there is more than one Underproduced Party who desires and is able to dispose of Make-up Gas that month, each Underproduced Party will share in the Make-up Gas in the proportion which its Percentage Ownership bears to the total Percentage Ownership of all Underproduced Parties desiring to take or market such Make-up Gas.

          (e) The average monthly amount of Make-up Gas taken by an Underproduced Party during the months of November. December, January and February shall not exceed the average monthly amount of Make-up Gas taken by such Underproduced Party during the four (4) months immediately preceding said period.

     4.02 The provisions of this Article IV shall constitute an Underproduced Party's exclusive rights and an Overproduced Party's exclusive obligations with regard to the right of an Underproduced Party to require an Overproduced Party to furnish Make-up Gas.

     4.03 Nothing herein shall be construed to deny any Party the right from time to time to have Gas produced at the MER of a particular well or at the combined MER of all wells completed in the Reservoir for a period not to exceed three (3) days for the purpose of conducting deliverability test pursuant to its gas purchase contracts.


Exhibit E                                                            Page 3 of 6

                                   ARTICLE V

                           Balancing of Gas Accounts

     5.01 The Operator shall have the duty of controlling production and deliveries of Gas and the responsibility of administering the provisions of this Agreement. The Operator shall use its best efforts to cause Gas to be delivered at the Measurement Point in such manner and at such rates as may be requested, from time to time, to give effect to the intent that any Imbalances shall be brought into Balance in accordance with the provisions hereof.

     5.02 The Operator will maintain a separate Gas account for each Party. Each month, the Operator will furnish each Party a monthly report showing the total quantity of gas produced, the quantity used in joint operations, or which was vented or lost, the quantity of Gas disposed of by each Party, each Party's Overproduction or Underproduction for that month, and the cumulative Imbalance of all Parties. In the event that production from each Reservoir is not separately measured, then the Operator will allocate production to each Reservoir on the basis of periodic test of such other methods as are commonly used and accepted in the industry. Each month during which an Overproduced Party takes or markets less than its Percentage Ownership of the total volume of Gas taken or marked that month by all Parties, that Overproduced Party's Underproduction for that monthly shall be credited against and offset the earliest Overproduction then attributed to such Party.

     5.03 Each Party shall retain all data, information and records pertaining to the Gas produced and the Gas disposed of by such Party, including, but not limited to. records pertaining to the volumes of Gas disposed of. the gross and net proceeds received from the disposition of Gas, and the information utilized to adjust volumes and prices on a Btu basis, for a period expiring three (3) years after the termination of this Agreement.

     5.04 During the term of this Agreement, each Party shall have the right to audit the records of the Operator and any other Party as to all matters concerning volumes. Btu adjustments, and disposition of Gas; provided, such audit rights shall not permit the auditing Party to require disclosure of the prices received for Gas. The audit rights shall extend until three (3) years after the expiration of this Agreement, and, during any period when the Gas accounts are being brought into Balance by payment of cash in accordance with
Article VI below, such audit rights shall extend to the price received by an Overproduced Party which is attributable to the Underproduction of any Underproduced Party receiving a cash settlement. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted after reasonable notice, during normal business hours in the office of the Party whose records are being audited. If more than one Party desires to audit the records of another Party, then all such Parties shall cooperate with each other in order that only one audit shall be conducted of any one Party's records in any twelve month period.

                                   ARTICLE VI

                         Cash Settlement of Imbalances

     6.01 When production in Paying Quantities permanently ceases, the Operator shall render its final account of the cumulative Imbalance of all Parties. At the request of Operator each Party shall promptly, and in no event later than thirty (30) days after Operator's request, provide information to Operator sufficient for the preparation of statements. Within sixty (60) days after the rendering of such final account, each Overproduced Party shall pay to Operator for distribution to each Underproduced Party an amount equal to the price per Mmbtu actually or constructively received for Overproduction at the time such Overproduction accrued, less taxes and royalties, overriding royalties and similar encumbrances attributable to such Overproduction actually paid to or on behalf of the Underproduced Party. Operator, although not accountable for failure to collect such amounts, shall distribute the amounts received to each Underproduced Party in the proportion that its Underproduction bears to the Underproduction of all Underproduced Parties with adjustments as provided in the preceding sentence. To the exclusion of any remedy against Operator, the Underproduced Parties shall have the primary responsibility to compel the Overproduced Parties to make payments, although the Operator may elect to do so and shall be indemnified in such event from all liabilities, costs, and expenses by the Underproduced Parties.

     6.02 The price basis for said cash settlements shall be determined on a day-to-day basis in accordance with whichever of the following should be applicable:

          (a) For Gas disposed of under an arm's length contract, the price basis for settlements under this Article shall be the price at the Measurement Point actually received by the Overproduced Party for the sale at the time the Overproduction accrued.


Exhibit E                                                            Page 4 of 6

          (b) If a portion of an Overproduced Party's Gas was taken for its own use or sold under a non-arm's length contract, and a portion thereof sold under an arms' length contract, then the price to be used for the cash settlement will be the higher of the price received by the Overproduced Party under the arm's length contract or the weighted average of the price received under the arm's length contract and under the non-arm's length contract at the time the Overproduction accrued. During any period when an Overproduced Party is taking Gas for its own use or selling Gas under a non-arm's length contract, the price to be used for the cash settlement will be (i) the higher of the price received under the non-arm's length contract or the weighted averaged price at the Measurement Point received by all other Parties for Gas sold at the time the Overproduction accrued under arm's length contracts, or (ii) if there were no such sales, then the higher of the price received under the non-arm's length contract or the simple average of gas prices for the same month when the Overproduction accrued as published by Dynegy. Should Natural Gas Clearinghouse cease to publish prices, then that alternative price shall become the price at the Measurement Point the Underproduced Party could have received under a new arm's length sales contract entered into in the same month when the Overproduction accrued. In any instance when the price is determined by reference to concurrent sales between other Parties, or referenced to Natural Gas Clearinghouse prices, or the price which would have been received, such price will be considered to have been constructively received by the Overproduced Party for the purposes of this Agreement.

     6.03 If any portion of the price which is to be paid to the Underproduced Party is subject to refund under order of the FERC, or any similar or successor agency, state or federal, then the Overproduced Party shall withhold the increment of price subject to refund until the price is fully approved, unless the Underproduced Party furnishes a corporate undertaking satisfactory to the Overproduced Party guaranteeing the return of the increment in price attributable to such refund, including interest, if any, which is required to be paid with such refund. In addition, if FERC or any other governmental agency having jurisdiction requires that an Overproduced Party make a refund with respect to any portion of a price used to make payment under this Article VI, then the Underproduced Party shall reimburse the Overproduced Party for such refund, including any interest required to be paid with respect thereto. This Paragraph 6.03 shall survive the termination of this Agreement until the period has passed for which a refund may be required.

                                  ARTICLE VII

                         Costs and Ownership of Liquids

     All operating risks, expenses and liabilities shall be borne and paid by the Parties in accordance with the provisions of the Operating Agreement, regardless of whether the Gas is being disposed of at any given time in proportion to the Percentage Ownership of all Parties. Liquid hydrocarbons separated from the Gas prior to deliver)' at the Measurement Point shall be owned by all Parties in accordance with their Percentage Ownership, and each of the Parties shall be entitled to own and market the liquid hydrocarbons separated prior to delivery at the Measurement Point in accordance with its Percentage Ownership, irrespective of the fact that one or more of the Parties may not be disposing of Gas.

                                  ARTICLE VIII

                                   Indemnity

     Each Party hereby indemnifies and agrees to hold the other Parties harmless from all claims which may be asserted by any third party who now or hereafter stands in a contractual relationship with the indemnifying Party arising out of the operation of this Agreement and the performance by the indemnifying Party of its obligations hereunder. Such indemnity shall extend to and include all costs of investigation and defense (including reasonable attorney's fees), and all judgments and damages incurred or sustained, as a result of any such claim. The Operator shall only be liable for its failure to comply with the terms of this Agreement if such failure is a result of its gross negligence or willful misconduct.

                                   ARTICLE IX

                            Payment of Lease Burdens

     Each Party disposing of Gas shall be responsible for and shall pay or cause to be paid all royalties, overriding royalties and similar burdens which are shared jointly by all Parties. All leasehold burdens which are not shared jointly by all Parties shall be paid when due by the Party creating such burdens.


Exhibit E                                                            Page 5 of 6

                                   ARTICLE X

                                Production Taxes

     Each Party disposing of Gas shall pay or cause to be paid any and all production, severance or similar taxes, fees or levies due and payable on such Gas.

                                   ARTICLE XI

                                    Notices

     Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given only when received by the Party to whom the same is directed at the address set forth in the Operating Agreement.

                                  ARTICLE XII

                                 Binding Effect

     12.01 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     12.02 Any transfer of an interest by a Party, including future interest or contractual rights, shall not be effective unless such transfer is expressly made subject to this Agreement and the transferee first agrees in writing to assume and perform all obligations of the transferor under this Agreement, insofar as such obligations relate to the transferred interest. Notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a well(s), such Overproduced Party shall notify in writing the other working interest owners in such well(s) of such fact at least thirty (30) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within fifteen (15) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the well(s). The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section shall be paid by the Overproduced Party on or before the later to occur (i) of sixty (60) days after receipt of the Underproduced Party's demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest. If any Underproduced Party does not so demand such cash settlement of its Underproduction from the well(s). such Underproduced Part}' shall look exclusively to the assignee for the satisfaction of such Underproduced Party's Underproduction.



Exhibit E                                                            Page 6 of 6

                                  EXHIBIT "F"

 Attached to and made a part of Joint Operating Agreement dated August 1, 2008, between Petrohawk Operating Company as Operator, Petrohawk Properties, LP both wholly-owned subsidiary of Petrohawk Energy Company, and Mainland Resources,
                             Inc, as Non-Operators

                    NON-DISCRIMINATION AND CERTIFICATION OF
                           NON-SEGREGATED FACILITIES

1.   During the performance of this Contract, the Operator agrees as follows:

     A. The Operator will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Operator will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to. the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination: rates of pay or other forms of compensation; and selection for training including apprenticeship. The Operator agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting office setting forth the provisions of this non-discrimination clause.

     B. The Operator will, in all solicitations or advertisements for employees places by or on behalf of the Operator, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

     C. The Operator will send to each labor union or representative or workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting office, advising the labor union or worker's representatives of the Operator's commitments under Section 202 of Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     D. The Operator will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and by the rules, regulations and relevant orders of the Secretary of Labor.

     E. The Operator will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

     F. In the event of Operator's non-compliance with the non-discrimination of this contract or with any of such rules, regulations or orders, this contract may be canceled, terminated or suspended, or in whole or in part, and the Operator may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in said Executive Order No. 11246 of September 24, 1965, or by rules, regulation or order of the Secretary of Labor, or as otherwise provided by law.

     G. The Operator will include the provisions of Paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each contractor or vendor. The Operator will take such action with respect to any contract or purchase order as the contracting agency may direct as a means of enforcing such provisions, including sanctions for non-compliance: provided, however, that in the even the Operator becomes involved in or is threatened with litigation with a contractor or vendor as a result of such direction by the contracting agency, the Operator may request the United States to enter into such litigation to protect the interest of the United States.

2.   Equal Employment Opportunity Reporting.

     The Operator, unless exempt, agrees to file with the appropriate federal agency a complete and accurate report on Standard Form 100 (EEO-1) within thirty
(30) days after the signing of this Agreement or the award of any such purchase order, as the case may be, (unless such a report has been filed in the last 12 months), and agrees to continue to file such reports annual, on or before March 31st. (41 CFR 60-1.7(a)).

3.   Affirmative Action Compliance Program.

     The Operator agrees to develop and maintain a current written affirmative action compliance program for each of its establishments in accordance with the regulations of the Secretary of Labor promulgated under Executive Order No. 11246, as amended (41 CFR 60-01.40).

4.   Veteran's Employment.

     In the event the agreement to which this exhibit is attached is for the purpose of carrying with any department or agency of the United States for the procurement of personal property and non-personal services (including construction) for the United States as provided by Section 2012 of Title 38 USC, Operator agrees to give special emphasis to the employment of qualified disabled veterans and veterans of the Vietnam era and to list immediately with the appropriate local employment service office all of its suitable employment openings.

5.   Equal Opportunity in Employment Certification of Non-Segregated Facilities.

     Operator, by entering into the contract to which this Exhibit D is attached, certifies that he does not maintain or provide for his employees any segregated facilities at any of his establishments, and that he does not permit his employees to perform their services at any location, under his control, where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Opportunity clause in this contract. As used in this certification, the term "segregated facilities" means, but is not limited to. any waiting rooms, work areas, restrooms and washrooms, restaurants, and other eating areas, time clocks, locker rooms, and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color or national origin, because of habit, local custom, or otherwise. He further agrees that (except where he has obtained identical certifications from proposed contracts for specific time periods) he will obtain identical certifications from proposed contractors prior to the award of contracts exceeding $10.00.00 which are not exempt from the provisions of the Equal Opportunity clause, that he will retain such certifications in his files: and that he will forward the following notice to such proposed contractors (except where the proposed contractors have submitted identical certifications for specific time periods):

6. Notice to Prospective Contractors of Requirement for Certifications of Facilities.

     A Certification of Non-Segregated Facilities, as required by the May 9, 1967 Order (32 F.R. 7439, May 19, 1967) on Elimination of Segregated Facilities, by the Secretary of Labor, must be submitted prior to the award of a contract exceeding $10,000.00 which is not exempt from the provisions of the Equal Opportunity clause. The certification may be submitted either for each contract or for all contracts during a period (i.e.. quarterly, semi-annually, or annually).

                                  EXHIBIT "H"

 Attached to and made a part of Joint Operating Agreement dated August 1, 2008, between Petrohawk Operating Company as Operator, Petrohawk Properties, LP both wholly-owned subsidiary of Petrohawk Energy Company, and Mainland Resources,
                             Inc, as Non-Operators


             MEMORANDUM OF OPERATING AGREEMENT/RECORDING SUPPLEMENT

STATE OF LOUISIANA          s
                            s       KNOW ALL MEN BY THESE PRESENTS:
PARISH OF DESOTO            s


     THAT Petrohwak Operating Company, whose address is 1000 Louuisia, Suite 5600, Houston, Texas 77002, hereinafter referred to as "Operator." has entered into an Operating Agreement with the following signatory parties, hereinafter referred to as "Non-Operator," to wit:

                            Mainland Resources, Inc

     By reason of that certain Operating Agreement dated August 1, 2008, by and between Operator and Non-Operator, Operator and Non-Operator have agreed to the joint exploration, development and production of oil, gas and other hydrocarbons underlying the following described lands, to wit:

         SEE EXHIBIT "A" ATTACHED HERETO FOR A DESCRIPTION OF THE LANDS

     The Operating Agreement provides that every sale, encumbrance, transfer or other disposition made by any party to the Operating Agreement shall be made expressly subject to the Operating Agreement and shall be made without prejudice to the right of other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest covered by the Operating Agreement shall be deemed a party to the Operating Agreement as to the interest conveyed from and after the effective date of the transfer of ownership, provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee, and such transferee has furnished Operator with satisfactory evidence of the insurance coverage required by Exhibit "D" to the Operating Agreement.

     This Memorandum of Operating Agreement shall constitute a non-standard form financing statement under the terms of the Uniform Commercial Code in which the Contract Area is located, and as such may be filed for record in the real estate records of the county or counties in which the Contract Area is located.

     The Operating Agreement will continue in force, by its own terms, so long as any of the oil and gas leases subject to the Operating Agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise, unless sooner terminated.

     This Memorandum of Operating Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes. Counterparts may be combined to form a single instrument for recording purposes. Should one or more of the parties not execute this Memorandum of Operating Agreement, it shall nevertheless be effective and binding on the parties who do execute or ratify it.

     IN WITNESS WHEREOF, this Memorandum of Operating Agreement shall be effective as of August 1, 2006.


WITNESSES                        OPERATOR:

__________________________       Petrohawk Operating Company

__________________________
                                 By:
                                 _______________________________
                                 Name:  Stephen W. Herod
                                 Title: Executive Vice President

                                 NON-OPERATORS:

                                 Mainland Resources. Inc.

__________________________       By:
                                 _______________________________
__________________________       Name: Michael J. Newport
                                 Title: President


                                 Petrohawk Properties, LP
                                 By P-H Energy. LLC

__________________________       By:
                                 _______________________________
__________________________       Name: Stephen W. Herod
                                 Title: Executive Vice President


                                ACKNOWLEDGEMENTS


STATE OF TEXAS            s
                          s ss:
COUNTY OF HARRIS          s

     I do hereby certify that Stephen W. Herod, as Executive Vice-President of Petrohawk Operating Company and P-H Energy, LLC, general partner of Petrohawk Properties, LP, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of both Petrohawk Operating and Petrohawk Properties. LP.

     SWORN TO AND SUBSCRIBED before me on the_____ day of August, 2008.


[Notary Seal]                    _______________________________
                                 Notary Public


STATE OF TEXAS            s
                          s ss:
COUNTY OF HARRIS          s

     I do hereby certify that Michael J. Newport, as President of Mainland Resources, Inc., personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said corporation.

     SWORN TO AND SUBSCRIBED before me on the______day of August, 2008.

[Notary Seal]                    _______________________________
                                 Notary Public